Exhibit 99.1
Investor Presentation Financial Information as of September 30, 2009

Certain statements contained in this presentation and the accompanying slides may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period or by the use of forward-looking terminology, such as "anticipate," "believe," "estimate," "expect," "foresee," "may," "might," "will," "intend," "could," "would" or "plan," or future or conditional verb tenses, and variations or negatives of such terms. We caution you not to place undue reliance on the forward-looking statements contained in this presentation, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors include, but are not limited to, the ability of BancorpSouth to provide and market competitive products and services, the ability of BancorpSouth to manage growth and effectively serve an expanding customer and market base, changes in economic conditions, the ability of BancorpSouth to identify and enter new markets, changes in BancorpSouth's operating or expansion strategy, changes in the national economy and in the economy in BancorpSouth's market areas, the ability of BancorpSouth to attract, train and retain qualified personnel, changes in consumer preferences, geographic concentrations of BancorpSouth's assets, the ability of BancorpSouth to implement and integrate new technologies, changes in business conditions, including, for example, changes in interest rates and regulatory changes, and other factors detailed from time to time in BancorpSouth's press releases and filings with the Securities and Exchange Commission. BancorpSouth does not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances after the date of this presentation. Unless otherwise noted, any quotes in this presentation can be attributed to company management. Forward Looking Information 2

From a hardware store in Verona, MS to a strong regional bank with ... $13.3 billion in assets A market presence in 9 states 318 locations A comprehensive line of financial products and services to individuals and to small- to mid-size businesses Traditional banking and non-interest products Data as of September 30, 2009 3

Why BancorpSouth? We have a strong level of high quality capital. Equity to Assets of 9.69% Tangible Equity to Tangible Assets of 7.64% Our business model has proven to be effective in a variety of environments. We have a strong and experienced management team. "BancorpSouth is well-positioned to continue to grow and perform at a high level." Data as of September 30, 2009 4

Growth Strategy Quality internal growth from new and existing markets Opportunities for FDIC-assisted transactions We have a core competency in acquiring companies that offer significant franchise value First United Bancshares - AR, LA, & TX Business Bank - LA Premier Bank - TN American State Bank - AR Signature Bank - MO "We have demonstrated success in leveraging capital to support quality growth." 5

Expanding our product line and services Insurance Investments Offering a variety of transaction channels Online Banking Mobile Banking Maintaining excellent customer service Employing a community banking focus as the cornerstone of our growth strategy How have we extended our customer base? 6

Where We Are Today * Insurance office in Itasca, IL not shown 7

Planning for the Future "We have continued to invest in our franchise by opening 12 full- service branches in the last year." Alexandria, LA Oakland, TN Rogers, AR Ridgeland, MS Spanish Fort, AL Broussard, LA Pineville, LA Mobile, AL Longview, TX Tyler, TX Foley, AL Magee, MS 8

Consistent Performance Dollars in millions "We have continued to grow revenue in a recessionary environment." 1.1% Growth 9

Diversified Revenue Stream 10

Experienced Management Team Sound understanding of economic and business cycles Market-specific leadership through regional and community presidents Autonomy and flexibility to adapt quickly to changing market conditions Strong centralized support ensures superior credit quality and operational efficiency 11

Financial Highlights

Balance Sheet Information Dollars in millions, except per share amounts 13

Operating Results Dollars in millions, except per share amounts "Consistently strong performance in a challenging environment." 14

Performance Ratios "Our operating results have continued to provide solid performance ratios." 15

Net Interest Margin Peer Data from SNL Financial as of 10/28/09 The SNL Bank peer group includes a number of publicly traded banks and bank holding companies, as compiled by SNL Financial LC. The aggregate amounts are size-weighted, calculated by consolidating all companies into a single entity. 16

Noninterest Revenue "We have a diversified stream of noninterest revenue." Dollars in millions 17

Earnings Per Share History 18

Deposits and Borrowings Data based on Average Balances "Demand deposits have risen 11% from 3Q-08 to 3Q-09." 19

Deposits as of September 30, 2009 "A strategy of controlled growth." 20

Loans as of September 30, 2009 "Loan growth has continued at a steady pace." CAGR = 8.42% 21

Loan Portfolio as of September 30, 2009, dollars in millions 22

Real Estate Construction, Acquisition and Development as of September 30, 2009, dollars in millions 23

Other Real Estate Owned by Type as of September 30, 2009, dollars in millions "Low levels of OREO shows strength in a weak economy." 24

Non-Accruing and Restructured Loans / Loans (%) Peer Data from SNL Financial as of 10/28/09 The SNL Bank peer group includes a number of publicly traded banks and bank holding companies, as compiled by SNL Financial LC. The aggregate amounts are size-weighted, calculated by consolidating all companies into a single entity. 25

Net Charge-Offs / Average Loans (%) Peer Data from SNL Financial as of 10/28/09 The SNL Bank peer group includes a number of publicly traded banks and bank holding companies, as compiled by SNL Financial LC. The aggregate amounts are size-weighted, calculated by consolidating all companies into a single entity. 26

Non-Performing Assets / Assets (%) Peer Data from SNL Financial as of 10/28/09 The SNL Bank peer group includes a number of publicly traded banks and bank holding companies, as compiled by SNL Financial LC. The aggregate amounts are size-weighted, calculated by consolidating all companies into a single entity. 27

Reserve Coverage of Non-Performing Assets (%) Peer Data from SNL Financial as of 10/28/09 The SNL Bank peer group includes a number of publicly traded banks and bank holding companies, as compiled by SNL Financial LC. The aggregate amounts are size-weighted, calculated by consolidating all companies into a single entity. 28

Total Equity / Total Assets (%) Peer Data from SNL Financial as of 10/28/09 The SNL Bank peer group includes a number of publicly traded banks and bank holding companies, as compiled by SNL Financial LC. The aggregate amounts are size-weighted, calculated by consolidating all companies into a single entity. 29

Tangible Equity / Tangible Assets (%) Peer Data from SNL Financial as of 10/28/09 The SNL Bank peer group includes a number of publicly traded banks and bank holding companies, as compiled by SNL Financial LC. The aggregate amounts are size-weighted, calculated by consolidating all companies into a single entity. 30

Dividend Growth Cash dividend per share of common stock Dividend Yield = 3.70% * * as of October 28, 2009 31

Total Shareholder Return including dividends Source: Bloomberg Periods ending 9/30/09 32

BancorpSouth's common stock is traded on the New York Stock Exchange under the symbol BXS. Additional information can be found at www.bancorpsouth.com . Investor Inquiries: William L. Prater Chief Financial Officer BancorpSouth, Inc. 662-680-2536 bill.prater@bxs.com

A Leading Regional Bank in the Mid-South

Reconciliation of Non-GAAP Measures

	As of	As of	As of	As of	As of	As of
(Period End Balances)	6/30/2008	9/30/2008	12/31/2008	3/31/2009	6/30/2009	9/30/2009

Shareholders’ Equity —> A	1,233,776	1,242,719	1,240,260	1,255,659	1,274,947	1,286,218
Assets —> B	13,399,151	13,300,728	13,480,218	13,458,364	13,297,819	13,271,873
Intangibles —> C	301,896	300,624	297,131	295,867	295,639	294,444
Tangible Equity —> D=A-C	931,879	942,095	943,129	959,792	979,308	991,775
Tangible Assets —> E=B-C	13,097,255	13,000,104	13,183,087	13,162,497	13,002,180	12,977,429

Total Equity / Total Assets (%) — > F=A/B	9.21%	9.34%	9.20%	9.33%	9.59%	9.69%
Tangible Equity / Tangible Assets (%) — > G=D/E	7.12%	7.25%	7.15%	7.29%	7.53%	7.64%